Exhibit 11
Coopers & Lybrand L.L.P.
Consent of Independent Accountants

To the Trustees of Scudder Global Fund, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement of Scudder Global Fund, Inc. on Form N-1A, of our reports dated December 17, 1996, December 20, 1996 and December 16, 1996, on our audits of the financial statements and financial highlights of Scudder Emerging Markets Income Fund, Scudder Global Bond Fund and Scudder Global Discovery Fund (formerly Scudder Global Small Company Fund, respectively, which reports are included in the respective Annual Reports to Shareholders for the year ended October 31, 1996 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."



                                                      /s/Coopers & Lybrand L.L.P
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
February 20, 1997